UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

Williamsville Sears Management, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55827	42-1766696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Rockefeller Plaza

New York, NY 10111

(Address of principal executive offices) (zip code)

(917) 890-7066

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Williamsville Sears Management, Inc., a Florida corporation (the “Registrant”), entered into a Share Exchange Agreement, dated June 20, 2018 (the “Agreement”), with Royal Systems & Services Limited, a Ghana corporation (the “Company”), pursuant to which the Registrant will acquire all of the Company’s issued and outstanding shares of capital stock in exchange for the issuance of 20,000,000 shares of common stock of the Registrant. A copy of the Agreement is attached hereto as Exhibit 10.

The closing is subject to satisfaction or waiver of customary conditions, including a satisfactory due diligence review by both parties.

The Company’s business involves Telecommunications, General Civil & Construction Design, Alternative Power Supply, Material Supplies, Student Accommodation and Mining projects in Ghana.

The shares of the Registrant will be issued pursuant to an exemption from registration provided by Regulation S, for issuances to non-U.S. Persons.

At the closing of the Agreement, the Company will become a wholly-owned subsidiary of the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10	Share Exchange Agreement dated June 20, 2018, between the Registrant and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Williamsville Sears Management, Inc.

Dated: June 25, 2018	By:	/s/ Kent A.D. Clark
Kent A.D. Clark
Chairman

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